UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 28, 2016

Gladstone Land Corporation
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35795	54-1892552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102
(Address of Principal Executive Offices) (Zip Code)

(703) 287-5800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

The information in Item 8.01 below is incorporated into this Item 3.02 by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the press release issued by the Company announcing the closing of the acquisition discussed in Item 8.01 below is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Events.

On December 28, 2016, Gladstone Land Corporation (the “Company”), through a wholly-owned subsidiary of Gladstone Land Limited Partnership (the “Operating Partnership”), completed its acquisition of certain real property located in Baca County, Colorado, from an unrelated third party for total consideration consisting of (i) approximately $9.1 million in cash and (ii) 233,952 units of limited partnership interests in the Operating Partnership (“OP Units”).

Following a one-year holding period, and in accordance with the terms and conditions set forth in the partnership agreement of the Operating Partnership, the holder of the OP Units will be entitled to cause the Company to redeem the OP Units for cash or, at the Company’s discretion, exchange the OP Units for shares of the Company’s common stock, par value $0.001 per share, on a one-for-one basis.  The cash redemption amount per OP Unit would be based on the market price of a share of the Company’s common stock at the time of redemption.

The Company has elected to report early the potential private placement of its common stock (in relation to the aforementioned issuance) that may occur if the holder elects to redeem their OP Units and the Company elects to assume the redemption obligation of the Operating Partnership and exchange OP Units for shares of common stock, as described above.

The issuance of OP Units (and possible future exchange thereof for shares of the Company’s common stock) will be consummated without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration in Section 4(a)(2) of the Securities Act for transactions not involving any public offering.  No sales commission or other consideration will be paid in connection with such sale.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 3, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Land Corporation

Date: January 3, 2017	By:	/s/ Lewis Parrish
Lewis Parrish
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated January 3, 2017